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                                                                      Exhibit 21

                              GREATER BAY BANCORP
                           ANNUAL REPORT ON FORM 10-K

                         SUBSIDIARIES OF THE REGISTRANT

     Greater Bay Bancorp owns 100% of the outstanding voting securities of the following corporations, either directly or indirectly, all of which are included in Greater Bay Bancorp's consolidated financial statements.

     Name                                 Jurisdiction of Incorporation
     ----                                 -----------------------------

Bay Area Bank                             California
Bay Bank of Commerce                      California
Cupertino National Bank                   United States
Golden Gate Bank                          California
Mid-Peninsula Bank                        California
Peninsula Bank of Commerce                California
Pacific Business Funding Corporation      California
Peninsula Real Estate Corporation         California
GBB Capital I                             Delaware
GBB Capital II                            Delaware